Exhibit 99.1

NEWS RELEASE

Investor Contact:	Media Contact:
Robert Higginbotham	Matthew DiTaranto
Vice President, Investor Relations	Senior Director, Corporate Communications
robert.higginbotham@footlocker.com	matt.ditaranto@footlocker.com
(212) 720-4600	(718) 970-1260

FOOT LOCKER, INC. ANNOUNCES LEADERSHIP TEAM CHANGES

Frank Bracken Named Chief Commercial Officer;

Elliott Rodgers Joins Company as Chief Operations Officer

Andrew Page to Step Down as Chief Financial Officer Following Fourth Quarter Earnings Report;
Company Commences Search for Successor

NEW YORK, NY, November 29, 2022 – Foot Locker, Inc. (NYSE: FL) (“Foot Locker” or the “Company”), the New York-based specialty athletic retailer, today announced leadership team appointments to support growth and enhance operational efficiency, as well as a planned transition of the Company’s Chief Financial Officer. The Company’s leadership changes are as follows:

•	Frank Bracken has been named Executive Vice President and Chief Commercial Officer, effective December 1, 2022, and will continue leading Foot Locker’s global retail banners, merchandising, and marketing, as well as digital, loyalty, and e-commerce. Mr. Bracken is a critical enterprise leader who has held multiple leadership roles in his more than 12 years at Foot Locker. Notably, he has been instrumental in developing and executing the Company’s strategy to drive the elevation and expansion of the Company’s core banners – Foot Locker, Kids Foot Locker, Champs and, most recently, WSS and atmos.

•	Elliott Rodgers joins the Company as Executive Vice President and Chief Operations Officer, effective December 1, 2022, and will oversee supply chain, information technology, and procurement. Mr. Rodgers brings to Foot Locker over 20 years of leadership experience in operations planning, supply chain, logistics, information technology, and enterprise data and analytics. He was previously an executive at Ulta Beauty, Inc. for eight years, serving as Chief Supply Chain Officer, Chief Information Officer, and Senior Vice President, Supply Chain.

•	Andrew Page will transition out of his role of Chief Financial Officer following the Company’s fourth quarter 2022 earnings report to pursue other opportunities. Foot Locker is initiating a comprehensive search, with the assistance of a leading executive recruiting firm, to identify his successor.

•	Rosalind Reeves, Vice President, Talent, Diversity and Organization Capability, has been promoted to Executive Vice President and Chief Human Resources Officer, effective December 1, 2022. Ms. Reeves brings to the role more than 25 years of experience in human resources and deep expertise in talent acquisition and talent management; Diversity, Equity, and Inclusion programs; employee engagement, learning and development; and benefits. Ms. Reeves succeeds Elizabeth Norberg, who will step down as Chief Human Resources Officer, effective December 1, 2022, and will remain with the Company for a transition period.

Foot Locker, Inc. 330 West 34th Street, New York, NY 10001

•	Robert Higginbotham, Vice President, Investor Relations, has been promoted to Senior Vice President, Investor Relations and Financial Planning and Analysis, effective December 1, 2022. In his expanded role, Mr. Higginbotham will have direct responsibility for the Financial Planning and Analysis team, in addition to Investor Relations. Mr. Higginbotham previously spent nearly 20 years on Wall Street as an equity research analyst and portfolio manager focused on the retail, footwear, and apparel sectors and has significant financial and analytical experience.

“Separating our commercial activities from our supply chain and IT functions will better position Foot Locker to support growth and enhance operating efficiency as we invest in unleashing the power of our leading retail banners by simplifying our operations and expanding our omnichannel, loyalty, and digital capabilities,” said Mary N. Dillon, Foot Locker’s President and Chief Executive Officer. “Frank has done an outstanding job overseeing growth initiatives across Foot Locker’s banners, operating divisions, and geographies, and I am pleased he will continue leading these efforts. In addition, Elliott’s track record of execution in supply chain, logistics, ecommerce fulfillment, and IT make him an ideal addition to Foot Locker’s team. I am thrilled to partner with both Frank and Elliott – and the rest of our executive team – as we continue advancing Foot Locker’s strategic priorities and creating value for our shareholders, customers, and other stakeholders.”

Ms. Dillon added, “On behalf of everyone at Foot Locker, I want to thank both Andrew and Elizabeth for their significant contributions to our company and wish them well in their next chapters. Andrew has played an important role in helping to advance our strategy and we appreciate being able to continue to benefit from his expertise and leadership of our finance function until the Company releases its fourth quarter 2022 earnings report to ensure a smooth and orderly succession. Elizabeth has also made valuable contributions to the growth of Foot Locker and has been instrumental in building on the Company’s diverse and inclusive culture, attracting top talent, and empowering our team members to perform to their fullest potential. I am pleased to be able to recognize Rosalind’s and Rob’s efforts with their promotions, and I look forward to working more closely with them as they take on expanded responsibilities in their respective new roles.”

About Elliott Rodgers

Elliott Rodgers has over 20 years of executive experience in cross-functional leadership positions in supply chain, logistics, operations, transportation, information technology, omnichannel, and ecommerce fulfillment. He most recently served as Chief People Officer at project44, a leading supply chain visibility technology platform, where he led several operational initiatives related to new market launches and personnel management. Prior to that, Elliott was an executive at Ulta Beauty, Inc. for eight years, serving as Chief Information Officer, Chief Supply Chain Officer, and Senior Vice President, Supply Chain. In these roles, Elliott was responsible for retail distribution, transportation, supplier performance improvement, ecommerce fulfillment, and fulfillment innovation, among other functions. Earlier in his career, he held operations-focused leadership positions at Target, Caesars Entertainment, and Citigroup. Elliott currently serves on the Board of Directors of Levi Strauss & Co. and After School Matters, a non-profit organization serving Chicago teens. He received his MBA from Harvard Business School and B.S. in Political Science from the United States Military Academy at West Point.

Foot Locker, Inc. 330 West 34th Street, New York, NY 10001

About Foot Locker, Inc.

Foot Locker, Inc. leads the celebration of sneaker and youth culture around the globe through a portfolio of brands, including Foot Locker, Kids Foot Locker, Champs Sports, atmos, WSS, and Sidestep. With approximately 2,800 retail stores in 28 countries across North America, Europe, Asia, Australia, and New Zealand, as well as websites and mobile apps, the Company's purpose is to inspire and empower youth culture around the world by fueling a shared passion for self-expression and creating unrivaled experiences at the heart of the global sneaker community. Foot Locker, Inc. has its corporate headquarters in New York. For additional information please visit footlocker-inc.com.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of the Company's business and operations, including future cash flows, revenues, and earnings, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors, which are detailed in the Company's filings with the U.S. Securities and Exchange Commission.

These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. For additional discussion regarding risks and uncertainties that may affect forward-looking statements, see "Risk Factors" disclosed in the Company's Annual Report on Form 10-K for the year ended January 29, 2022 filed on March 24, 2022. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update the forward-looking statements, whether as a result of new information, future events, or otherwise.

-XXX-

Foot Locker, Inc. 330 West 34th Street, New York, NY 10001